EXHIBIT 10.3
                                                               ------------

       SUBLEASE AGREEMENT (this "Sublease") made this 22nd day of July, 1999 by and BETWEEN THESTREET.COM., INC., a Delaware corporation having an office at 2 Rector Street, New York, New York ("Sublessor") and W12/14 WALL ACQUISITION ASSOCIATES LLC, a New York limited liability company having an office c/o Stellar Management Co., 156 Williams Street New York, New York ("Sublessee").

STATEMENT OF FACTS

       Pursuant to the lease, and the amendments thereto, described on Exhibit "A" attached hereto and incorporated herein (collectively, the "Lease"), Rector Trinity Associates, LLC ("Landlord") has leased to Sublessor a portion of the 13th and the entire 14th floors (the "Premises") in the building known as 2 Rector Street, New York, New York (the
"Building").

       Sublessor and Sublessee desire to consummate the subletting of a portion of the Premises consisting of the entire 14th floor of the Building (the "Subleased Premises"), upon the terms and conditions of this Sublease.

       NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

       1.     DEMISE; TERM; RENTAL:

       Sublessor hereby leases to Sublessee and Sublessee herein hires from Sublessor the Subleased Premises, for a term (the "Sublease Term") to commence on a date (the "Sublease Commencement Date") that is the later of
(a) thirty (30) days after written notice from Sublessor that vacant possession of the Subleased Premises will be delivered to Sublessee and (b) the actual date when Sublessor delivers broom-clean vacant possession of the Subleased Premises to Sublessee; and to expire on the date that is one day prior to the expiration date of the Lease (the "Sublease Expiration Date"), at the annual fixed rentals set forth on Schedule "1" attached hereto and incorporated herein. Tenant shall pay all installments of rent in advance, on the first (1st) day of each and every calendar month during the Sublease Term. Notwithstanding the foregoing, if the Sublease Commencement Date occurs on a date other than the first day of a calendar month, the fixed rent payable hereunder for said month shall be appropriately pro-rated.

       2.     SUBLETTING AND ASSIGNMENT:

              (a) Notwithstanding the provisions of Article 16 of the Initial Lease (as defined on Exhibit "A"), Sublessee may, without the consent of Sublessor, freely assign this Sublease or sublet the Subleased Premises in whole or in part, separately or in combinations, to such persons or entities, at such rentals and on such terms and conditions as Sublessee shall determine for any period or periods of time provided the term of any such subletting does not extend beyond the Sublease Expiration Date. No such subletting or assignment shall relieve Sublessee from its obligations hereunder.

              (b) (i) With respect to any further subletting by Sublessee of all or any portion of the Subleased Premises (hereinafter collectively called "Occupancy Leases" and individually an "Occupancy Lease"), Sublessor agrees that, within five (5) days after written request of Sublessee for a non-disturbance and attornment agreement accompanied by a copy of the Occupancy Lease for which such agreement is requested, Sublessor will enter into non-disturbance and attornment agreements with Sub-sublessees (hereinafter called "Occupancy Tenants") provided that the pro-rata fixed rent and additional rent payable under such Occupancy Lease is not less than the fixed rent and additional rent payable under this Sublease.

       (ii) Any such non-disturbance and attornment agreement shall provide substantially as follows:

       (A) So long as no default exists, nor any event has occurred, which has continued to exist for such period of time (after notice, if any, required by said Occupancy Lease) as would entitle the landlord under said Occupancy Lease to terminate said Occupancy Lease, or would cause the termination of said Occupancy Lease without any further action of said landlord, or would entitle said landlord to dispossess said Occupancy Tenant, said Occupancy Tenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by Sublessor for the purpose of terminating this Sublease by reason of a default hereunder, nor shall said Occupancy Tenant be evicted from the premises demised under said Occupancy Lease, nor shall said Occupancy Tenant's leasehold estate under said Occupancy Lease be terminated or disturbed, nor shall any of said Occupancy Tenant's rights under said Occupancy Lease be affected in any way by reason of any default under this Sublease, or any disaffirmance or termination of this Sublease, provided, however, that Sublessor shall not (i) be liable for any act or omission of any prior landlord under said Occupancy Lease, or (ii) be subject to any offsets or defenses which said Occupancy Tenant may have against any prior landlord under said Occupancy Lease, or (iii) be bound by any rent or additional rent which said Occupancy Tenant may have paid in advance for more than one month to any prior landlord under said Occupancy Lease, or (iv) be bound by any amendment or modification of said Occupancy Lease made without Sublessor's prior written consent which consent Sublessor agrees not to unreasonably withhold or delay; and

       (B) In the event of the termination or expiration of this Sublease for any reason, said Occupancy Tenant shall be bound to Sublessor under all of the terms, covenants and conditions of said Occupancy Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be affected in accordance with any option therefor in said Occupancy Lease, with the same force and effect as if Sublessor were the landlord under said Occupancy Lease, said attomment to be effective and self-operative without the execution of any further instruments upon the termination or expiration of this Sublease; and said Occupancy Tenant shall promptly execute and deliver any instrument Sublessor shall reasonably request to evidence such attornment; and

       (C) Said Occupancy Lease is, and shall at all times, continue to be subject and subordinate, in each and every respect, to all rights, title and interest of Sublessor under this Sublease.

              (c) Sublessee and any assignee or further subtenant of Sublessee shall be permitted to make alterations, decorations and installations in the Subleased Premises or any part thereof in accordance with the applicable provisions of the Lease and any such alterations, decorations and installations in such space therein made by Subleseee and/or any such assignee or subtenant may be removed, in whole or in part, by Sublessee or by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such further sublease or this Sublease, provided that Sublessee or such assignee or subtenant, at its expense, shall repair any damage and injury to such space so caused by such removal. If Sublessee or any assignee or subtenant of Sublessee contemplates making an "Alteration" (as defined in Article 6 of the Initial Lease) as would require Landlord's approval under the Lease, Sublessor's approval shall not be required.

              (d) Upon the expiration or sooner termination of the Sublease Term, Sublessor will accept the Sublet Premises in its then existing condition.

       3.     INCORPORATION OF TERMS OF LEASE:

              (a) Except as otherwise expressly provided in this Sublease and except to the extent they are inapplicable to Sublessee or this Sublease or are inconsistent with or modified by the provisions of this Sublease, all of the terms, covenants, conditions and provisions of the Lease are hereby incorporated in, and made a part of, this Sublease; and such rights and obligations as are contained in the Lease are hereby imposed upon the respective parties hereto, Sublessor herein being substituted for the Landlord in said Lease, Sublessee herein being substituted for the Tenant in said Lease and the Subleased Premises being substituted for the Premises in said Lease; provided, however, that Sublessor herein shall not in any event be liable to Sublessee for the performance of any obligations which are the obligations of the Landlord under the Lease, including without limitation, all obligations to provide any services to Subtenant or to perform repairs or maintenance to the Subleased Premises.

              (b) Except as herein otherwise expressly provided in this Sublease, Sublessee shall not be obligated to pay the fixed and additional rent which Sublessor is obligated to pay as Tenant under the Lease;

              (c) without limiting the generality of the foregoing the subsections (a) and (b) for the purposes of this Sublease the following provisions of the Lease are excluded from this Sublease: Sections 3.1, 4.1, 8.2, 9.1, 9.2, 13.3 and 18.3 and Articles 10, 19, 20, 30, 33, 40, 44, 45,
48 and 49 of the Initial Lease; the entire First Amendment (as defined in Exhibit A); Sections 1, 4, 8 and 13 and Exhibit C of the Second Amendment (as defined in Exhibit A); and the entire Third Amendment and Fourth Amendment (both as defined in Exhibit A).

              (d) For purposes of this Sublease, the provisions of the Lease are subject to the following modifications:

        (i) In all provisions of the Lease requiring the approval or consent of the "Landlord", Sublessee shall be required to obtain only the approval or consent of the Landlord and not Sublessor.

       (ii) In all provisions of the Lease making reference to "Landlord's cost" or words of similar effect, Landlord's cost shall mean the cost to Landlord and not Sublessor.

       (iii) This Sublease shall terminate automatically at the same time that the Lease is terminated.

       4.     AS IS CONDITION:

       Sublessee acknowledges that it has made a full and complete inspection of the Subleased Premises, and agrees to accept same on the Sublease Commencement Date in its then "as is" condition. Sublessee acknowledges that neither Sublessor, nor Sublessor's agent, has made any representations or promises in regard to the demised premises.

       5.     ESCALATIONS:

       (a) Throughout the Sublease Term, Sublessee agrees to pay to Sublessor, an amount equal to 71.85% of the amounts, if any, payable by Sublessor to Landlord on account of Real Estate Taxes and Porters Wage Escalation (as both terms are defined in the Lease). Additionally, Sublessee shall be entitled to receive 71.85% of all credits to which Sublessor shall be entitled as tenant under the Lease.

       (b) The amounts payable by Sublessee and the credits to which Sublessee shall be entitled under this Article 5 shall be payable by Sublessee to Sublessor or credited to Sublessee, as the case may be, at the same time and manner as Sublessor is required to pay such charges to Landlord or receive such credits from Landlord, under the provisions of the Lease. The capitalized terms used in this Article 5 have the same meanings as set forth in Article 3 of the Lease. Any payments to be made by Sublessee to Sublessor and any credits to which Sublessee shall be entitled under the provisions of this Article 5 shall be appropriately pro-rated to reflect (1) the Sublease Commencement Date, and (ii) the Sublease Expiration Date, as same may be extended pursuant to the provisions of this Sublease.

       6.     COMPLIANCE WITH LEASE:

       Sublessor shall duly pay each installment of fixed and additional rent under the terms of the Lease and will duly observe and perform all terms and conditions of the Lease to the extent that such terms and conditions do not expressly relate to the Subleased Premises and are not provided in this Sublease to be observed or performed by Sublessee. The provisions of Section 16.4.5 of the Lease are incorporated into this Sublease by reference as if fully set forth herein.

       7.     BROKER:

       Sublessee and Sublessor covenant, warrant and represent that there was no broker, consultant or finder, except Newmark & Company Real Estate Inc. and Colliers ABR Inc. (collectively, "Brokers"), instrumental in consummating this Sublease and that no conversation or negotiations were had with any broker, consultant or finder except Brokers, concerning the subletting of the Premises. Sublessor and Sublessee each agrees to hold harmless and indemnify the other against any claims for a brokerage commission, consultation or finder's fee and/or expenses arising out of any conversations or negotiations had by the indemnifying party with any broker, consultant or finder except Brokers.

       8.     BREACH BY SUBLESSOR:

       Anything in this Sublease to the contrary notwithstanding, if there exists a breach by or of Sublessor of any of its obligations under this Sublease and concurrently, a corresponding breach by the Landlord of its obligations under the Lease exists, then and in such event, Sublessee's sole remedy against Sublessor in the event of any such breach of obligation under this Sublease shall be the right to pursue a claim in the name of Sublessor against Landlord, and Sublessor agrees that it will at Sublessee's expense, cooperate with Sublessee in the pursuit of such claim. Sublessee shall defend, indemnify and save Sublessor harmless from and against all costs, expenses, liabilities and damages (including reasonable counsel fees) resulting from any claims or counterclaims that may be made against Sublessor by Landlord in connection with or arising out of Sublessee's pursuit of any claim against Landlord.

       9.     MODIFICATION OF LEASE:

       Sublessor agrees that without Sublessee's prior written consent, it will not make any modifications of the Lease which would result in an increase of any obligations or liability, or diminish the rights, of Sublessor as Tenant thereunder and, correspondingly, result in an increase of any obligations or liability, or diminish the rights, of Sublessee hereunder.

       10. DIRECT PAYMENT TO LANDLORD; RIGHT OF OFFSET:

       Provided and for so long as Landlord so agrees, Sublessee shall make all payments due to Sublessor hereunder directly to Landlord to be credited by Landlord against amounts due under the Lease from Sublessor, as tenant thereunder, to Landlord for corresponding items and Sublessee shall be entitled to receive directly from Landlord all credits due hereunder from Sublessor to Sublessee.

       11.    INSURANCE:

       In all insurance policies carried by Sublessee pursuant to the Lease Sublessee shall name Sublessor and Landlord in the same capacity as the Lease requires Landlord to be named in such policies.

       12.    BINDING EFFECT; AMENDMENTS:

       This Sublease shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns and may not be cancelled, modified or amended orally, but only by a writing signed by the parties sought to be charged.

       IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


                           "SUBLESSOR"

                            THESTREET.COM, INC.


                            By: /s/ Michael Zuckert
                            Name: Michael Zuckert
                            Title: Vice President

                            "SUBLESSEE"

                            W12/14 WALL ACQUISITION
                             ASSOCIATES LLC

                            By: Stellar 14 Wall Associates LLC, its Manager
                                   By: Stellar Promote LLC, its Manager
                                          By: Wrubel 99 LLC, its Manager
                                                By:  /s/ Athur Wrubel
                                                     -----------------------
                                                     Arthur Wrubel, Manager



                                  EXHIBIT "A"

                                   THE LEASE


Lease Agreement between OTR, an Ohio general partnership, as Landlord, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio ("OTR"), predecessor-in-interest to Rector Trinity Associates, LLC ("Landlord"), as landlord, and THESTREET.COM LLC, a Delaware limited liability company, Sublessor's predecessor-in-interest, as tenant, dated as of August 14, 1996 (the "Initial Lease"), as amended by:

1. First Amendment of Lease between OTR and THESTREET.COM LLC dated as of March 25, 1997 (the "First Amendment");

2. Second Amendment of Lease between OTR and THESTREET.COM LLC dated as of April 13, 1997 (the "Second Amendment");

3. Third Amendment of Lease between Landlord and Sublessordated as of January 22, 1999 (the "Third Amendment"); and

4. Fourth Amendment of Lease between Landlord and Sublessor dated as of March 30, 1999.



                                  SCHEDULE 1


2 RECTOR STREET, NEW YORK, NEW YORK

14TH FLOOR SUBLEASE RENTAL

                                              FIXED ANNUAL       FIXED MONTHLY
          FROM                 THROUGH        RENTAL RATE         RENTAL RATE
          ----                 -------        ------------       -------------
 Sublease Commencement        31-Jul-99       $313,926.75        $26,160.56
          Date
        1-Aug-99              31-Jul-00       $330,941.75        $27,578.48
        1-Aug-00              31-Jul-01       $347,956.75        $28,996.40
        1-Aug-01               Sublease       $364,971.75        $30,414.31
                           Expiration Date